UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

(Exact name of Registrant as specified in Charter)

Delaware	47-1497006
(State of incorporation or organization)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.001 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-197328

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, $0.001 par value per share, of Goldman Sachs MLP and Energy Renaissance Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Shares” in the prospectus included in the Registrant’s registration statement on Form N-2, which registration statement was originally filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on July 9, 2014 (Registration Nos. 333-197328 and 811-22979, respectively), and such description is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	/s/ James A McNamara
Name: James A. McNamara Title: President (Chief Executive Officer)

Date: September 19, 2014